Exhibit 3.1(e)

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CORRECTED CERTIFICATE OF “BEAZER HOMES HOLDINGS CORP.”, FILED IN THIS OFFICE ON THIRTIETH DAY OF SEPTEMBER, A.D. 2016, AT 9:56 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

2581054 8101 SR# 20166011562	Authentication: 203087641 Date: 09-30-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 09:56 AM 09/30/2016 FILED 09:56 AM 09/30/2016 SR 20166011562 - File Number 2581054	CORRECTED CERTIFICATE OF FORMATION OF

BEAZER HOMES HOLDINGS, LLC

1.	The name of the limited liability company (the “Company”) is Beazer Homes Holdings, LLC.

2.	That a Certificate of Formation was filed by the Secretary of State of Delaware on September 21, 2016 and that said Certificate requires correction as permitted by Section 18-211(b) of the Limited Liability Company Act of the State of Delaware.
3.	The inaccuracy or defect of said Certificate to be corrected is as follows:

The THIRD article incorrectly states the effective date and time of formation.

4.	The Certificate of Formation is attached in its corrected form as Exhibit A.

IN WITNESS WHEREOF, the undersigned has executed this Corrected Certificate of Formation as of September 30, 2016.

/s/ Robert L. Salomon
Name:	Robert L. Salomon
Title:	Authorized Person

Exhibit A

CERTIFICATE OF FORMATION

OF

BEAZER HOMES HOLDINGS, LLC

FIRST: The name of the limited liability company (the “Company”) is Beazer Homes Holdings, LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808. The name of the Company’s registered agent for service of process in the State of Delaware at such address is Corporation Service Company.

THIRD: This Certificate of Formation shall be effective as of 12:00 midnight, Eastern Time, at the beginning of October 11, 2016.